Exhibit 10.1
EXECUTION COPY
MANAGEMENT AGREEMENT
     THIS MANAGEMENT AGREEMENT is made as of June 12, 2007 by and among TIPTREE FINANCIAL PARTNERS, L.P., a Delaware limited partnership (the “Company”), each of the subsidiaries set forth from time to time on Annex 1 hereto that has become a signatory hereto, each of the other entities set forth from time to time on Annex 2 hereto that has become a signatory hereto (each an “Additional Party” and, collectively, the “Additional Parties”) and TRICADIA CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (together with its permitted assignees, the “Manager”).
     WHEREAS, the Company and the Subsidiaries desire to retain the Manager to provide management services to the Company and the Subsidiaries on the terms and conditions hereinafter set forth, and the Manager wishes to be retained to provide such services.
     NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:
     SECTION 1. DEFINITIONS. Capitalized terms used but not defined herein have the meanings assigned to them in the Partnership Agreement of the Company. The following terms have the meanings assigned them:
     “Account” has the meaning set forth in Section 5 hereof.
     “Additional Party” has the meaning set forth in the preamble hereof.
     “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person; provided, however, that, for purposes hereof, (i) no Person to whom the Manager or any of its Affiliates provides any services shall be considered to be controlled by or under common control with the Manager or any such Affiliate unless the Manager and its Affiliates own a controlling economic interest in the equity interests of such Persons and (ii) the Company and its subsidiaries shall be deemed not to be Affiliates of the Manager and its Affiliates. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least fifty percent (50%) of the directors, managers, general partners, trustees or Persons exercising similar authority with respect to such Person.
     “Agreement” means this Management Agreement, as amended from time to time.
     “Assets” means the assets of the Company, the Subsidiaries and any Additional Party.
     “Board of Directors” means the Board of Directors of the Company.
     “Change of Control” means the occurrence of any of the following:

(i)	the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets (“Sale”) of the Manager, taken as a whole, to any Person other than an Affiliate of the Manager; or

(ii)	the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than an Affiliate of the Manager, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of a majority of the total voting power or the voting capital interests (“Merger”) of the Manager;
provided, however, that any transaction or related series of transactions, business reorganization or similar event (“Reorganization Event”) which results in the voting securities of the Manager being held by a Person which is not an Affiliate will not be deemed to be a Change of Control if after the Reorganization Event either (i) more than 50% of the total voting power or the voting capital interests of such Person is held directly or indirectly by the same Persons who held more than 50% of the voting power or voting capital interest of the Manager before the Reorganization Event or (ii) a substantial portion of the senior management of the Manager immediately prior to such Reorganization Event remains in the same or similar positions with the Manager or any successor entity following such Reorganization Event and provided, further, however that a Sale or Merger of Tricadia Capital, LLC shall not be deemed to be a Change of Control.
     “CDO” means an issuer of debt obligations collateralized by assets owned by such issuer, including issuances commonly referred to as collateralized debt obligations, collateralized loan obligations, collateralized bond obligations and asset backed securities.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Company Indemnified Party” has the meaning set forth in Section 11(c) hereof.
     “Competing Public Company” means any entity (i) whose common equity securities are listed on a national securities exchange, and (ii) which is primarily engaged in the business of owning the equity and subordinated debt tranches of CDOs.
     “Effective Termination Date” has the meaning set forth in Section 13(a) hereof.
     “Equity” means, for purposes of calculating the base management fee, for any Fiscal Quarter the sum of the net proceeds from any issuance of the Company’s Common Partnership Units, after deducting any underwriting discounts and commissions and other expenses and costs relating to the issuance, plus the Company’s retained earnings at the end of such Fiscal Quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), which amount shall be reduced by any amount that the Company pays for repurchases of its Common Partnership Units; provided that the foregoing calculation of Equity shall be adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges incurred in the current or prior periods (including, but not limited to, incentive compensation expenses, net amortization/accretion on premiums/discounts and unrealized gains or losses) after discussion between the Manager and the Board of Directors.
     “Equity Holder” means any holder of an equity interest in the Company.
     “Expenses” has the meaning set forth in Section 9(a) hereof.
     “GAAP” means generally accepted accounting principles, as applied in the United States.
     “GAAP Net Income” will be determined by calculating the net income available to owners of the Company’s Common Partnership Units before non-cash equity compensation expense, in accordance with GAAP.
     “Governing Instruments” means, with regard to any entity, the articles or certificate of incorporation and bylaws in the case of a corporation, certificate of limited or general partnership (if applicable) and the partnership agreement in the case of a general or limited partnership, the articles of formation and the operating agreement in the case of a limited liability company, the trust instrument in the case of a trust, or similar governing documents, in each case as amended from time to time.
     “Guidelines” has the meaning set forth in Section 2(b)(v) hereof.
     “Indemnified Party” has the meaning set forth in Section 11(a) hereof.
     “Initial Private Placement” means the offering of the Company’s Common Partnership Units completed in June 2007 pursuant to the Purchase/Placement Agreement.
     “Initial Term” has the meaning set forth in Section 13(a) hereof.
     “Investment Company Act” means the Investment Company Act of 1940.
     “Manager” has the meaning set forth in the preamble hereof.
     “Notice of Proposal to Negotiate” has the meaning set forth in Section 13(a) hereof.
     “Objection Notice” has the meaning set forth in Section 8(d) hereof.
     “Other Services” has the meaning set forth in Section 2(b) hereof.
     “Partnership Agreement” means the amended and restated limited partnership agreement of the Company, dated as of June 6, 2007, among Tricadia Capital, LLC, the initial limited partner named therein and the limited partners of the Partnership.
     “Person” means any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

     “Purchase/Placement Agreement” means the purchase/placement agreement, dated as of June 6, 2007 among the Company, the Manager, and Banc of America Securities LLC, Bear, Stearns & Co. Inc. and UBS Securities LLC, as initial purchasers/placement agents.
     “Renewal Term” has the meaning set forth in Section 13(a) hereof.
     “Resolution Period” has the meaning set forth in Section 8(d) hereof.
     “SEC” means the United States Securities and Exchange Commission or any successor thereto.
     “Subsidiary” means any corporation, partnership or other entity that has become a signatory hereto as set forth from time to time on Annex I hereto, of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests, is owned, directly or indirectly, by the Company.
     “Termination Fee” has the meaning set forth in Section 13(b) hereof.
     “Termination Notice” has the meaning set forth in Section 13(a) hereof.
     “Three-month U.S. Dollar LIBOR,” for any Fiscal Quarter , means the average of the weekly three-month U.S. dollar LIBOR reported on Moneyline Telerate page “3750” (or any successor page) each Wednesday at 11:00 am (London time) within the applicable Fiscal Quarter . For each Wednesday where the three-month U.S. dollar LIBOR is unavailable, the three-month U.S. dollar LIBOR reported on the next succeeding London business day will be used. If a rate for three-month U.S. dollar LIBOR cannot be determined on any determination date as described above, then the Company will request the principal London office of each of five major reference banks in the London interbank market, selected by the Company, to provide such bank’s offered quotation to prime banks in the London interbank market for deposits in U.S. dollars in an amount that is representative of a single transaction in that market at that time (a “Representative Amount”) and for a term of three months, as of 11:00 am (London time) on such date. If at least two such quotations are so provided, the three-month U.S. dollar LIBOR will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, the Company will request each of three major banks in The City of New York to provide such bank’s rate to leading European banks for loans in U.S. dollars in a Representative Amount and for a term of three months, as of approximately 11:00 am (New York City time) on such date. If at least two such rates are so provided, then the three-month U.S. dollar LIBOR will be the arithmetic mean of such rates. If fewer than two such rates are provided, then the three-month U.S. dollar LIBOR will be the immediately preceding three-month U.S. dollar LIBOR published on Moneyline Telerate page “3750” (or any successor page).
     SECTION 1. SECTION 2. APPOINTMENT AND DUTIES OF THE MANAGER.
          (a) Each of the Company, each Subsidiary and any Additional Party hereby appoints the Manager to manage the Assets and the day-to-day operations of the Company, each of the Subsidiaries and any Additional Party, subject to the further terms and conditions set forth in this Agreement, and the Manager hereby agrees to use its commercially reasonable efforts to perform each of the duties set forth herein. The appointment of the Manager shall be exclusive to the Manager except to the extent that the Manager otherwise agrees, in its sole and absolute discretion, and except to the extent that the Manager elects, pursuant to the terms of this Agreement, to cause the duties of the Manager hereunder to be provided by third parties in accordance with this Agreement.
          (b) The Manager, in its capacity as manager of the Assets and the day-to-day operations of the Company, each of the Subsidiaries and any Additional Party at all times will be subject to the supervision of the Company’s Board of Directors. The Manager will be responsible for the day-to-day operations of the Company, each of the Subsidiaries and any Additional Party. In connection therewith, the Manager will perform (or cause to be performed) such services and activities relating to the Assets and operations of the Company and each of the Subsidiaries as are set forth below (and elsewhere in this Agreement) and such other services and activities as the Manager and the Board of Directors agree upon:
     (i) assisting the Company and each Subsidiary in developing criteria for asset purchase commitments that are specifically tailored to the business objectives of the Company and each Subsidiary and making available to each of them its knowledge and experience;
     (ii) investigation, analysis, selection and execution of acquisition, disposition and hedging opportunities (including accumulating assets for the Company’s Subsidiaries and making short-term investments of excess cash);
     (iii) with respect to prospective acquisitions and dispositions of Assets, conducting negotiations with sellers and purchasers and their respective agents, representatives and investment bankers;
     (iv) advising the Company and the Subsidiaries with respect to obtaining appropriate warehouse or other financings and assisting in the negotiation of the terms thereof;
     (v) reviewing with the Board of Directors on a periodic basis the criteria and parameters utilized by the Manager for sponsoring and capitalizing subsidiaries, making acquisitions, dispositions and borrowings and conducting operations, including assisting in the development of such policies, procedures and guidelines as the Board of Directors determine are useful to management of the businesses of the Company and its Subsidiaries (as the same may be modified from time to time, the “Guidelines”);
     (vi) monitoring loan-servicing functions, including but not limited to negotiating servicing agreements, acting as a liaison between the servicers of the Assets and the Company or the Subsidiaries, review of servicers’ delinquency, foreclosure and other reports on Assets, supervising claims filed under any insurance policies and enforcing the obligation of any servicer to repurchase Assets;
     (vii) engaging and supervising, on behalf of the Company and each Subsidiary and at the expense of the Company and such Subsidiary, independent contractors who provide investment banking, lending, securities brokerage and other financial services and such other services as may be required relating to the Assets or the business of the Company and its Subsidiaries;
     (viii) coordinating and managing operations of any joint venture or co-purchased interests held by the Company or any Subsidiary and conducting all matters on behalf thereof with the joint venture or co-purchase partners;
     (ix) providing or arranging for executive and administrative personnel, office space and office services required in rendering services to the Company and each Subsidiary;
     (x) administering and servicing the day-to-day operations of the Company and each Subsidiary (or arranging for the same) (other than financial, bookkeeping, accounting and disclosure matters, which are addressed below) and performing or arranging for such other administrative service functions necessary in the management of the Company and each Subsidiary, including, without limitation, the collection of revenues and the payment of the debts and obligations of the Company and the Subsidiaries and maintenance of appropriate computer services to perform such administrative service functions;
     (xi) providing such documents, information and other assistance to the Company relating to financial, bookkeeping, accounting and disclosure matters as may be required in connection with the Company’s filing obligations under the Securities Exchange Act of 1934;
     (xii) assisting third party service providers in financial, bookkeeping, accounting and disclosure matters;
     (xiii) communicating on behalf of the Company and each Subsidiary with the holders of any equity or debt securities of the Company and each Subsidiary, including as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets;
     (xiv) counseling the Company in connection with policy decisions to be made by the Board of Directors;
     (xv) (A) causing the Company to comply (and monitoring such compliance) with the various requirements for the Company’s qualification to be taxed as a partnership for U.S. federal income tax purposes, and not as an association or a publicly traded partnership taxable as a corporation, including compliance with the 90% gross income requirement set forth in Section 7704(c) of the Code, (B) using good faith judgment not to cause the Company to be engaged (or deemed to be engaged) in a trade or business in the United States for U.S. Federal income tax purposes within the meaning of Section 864(b) of the Code, (C) except in respect of short-term financing and acquisition indebtedness, using good faith judgment not to cause the Company to recognize any income that would be treated as “unrelated business taxable income” within the meaning of Section 512 of the Code and (D) assisting the Company (including through an agent) to comply with any of the Company’s withholding obligations under the Code or other applicable tax law;
     (xvi) counseling the Company and each Subsidiary in complying with regulatory requirements applicable to it in respect of its business activities, including where applicable regarding the maintenance of its exclusions or exemptions from the Investment Company Act and monitoring compliance with the requirements for maintaining same;
     (xvii) assisting the Company and each Subsidiary to comply with all applicable laws and regulations;
     (xviii) furnishing such reports and statistical and economic research as are agreed upon by the Manager and the Company and each Subsidiary regarding the services performed for the Company and each Subsidiary by the Manager;
     (xix) monitoring the operating performance of the Assets and providing periodic reports with respect thereto to the Board of Directors, including comparative information with respect to such operating performance and budgeted or projected operating results, to enable the Board of Directors to review the Company’s acquisitions, portfolio composition and characteristics, credit quality, performance and compliance with the Guidelines;
     (xx) advising the Company and each Subsidiary as to its capital structure and capital raising;
     (xxi) assisting the Company and each Subsidiary to retain qualified accountants and legal counsel, as applicable, to, among other things, assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with provisions of the Code applicable to the Company and its Subsidiaries;
     (xxii) assisting the Company and each Subsidiary to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;
     (xxiii) handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which the Company and/or the Subsidiaries may be involved or to which the Company and/or the Subsidiaries may be subject arising out of their operations, subject to such limitations or parameters as may be imposed from time to time by the Board of Directors;
     (xxiv) performing such other acts or services as may be required from time to time for management of the Assets and the day-to-day operations of the Company and its Subsidiaries as the Manager shall deem appropriate under the particular circumstances or as the Board of Directors shall reasonably request; and

     (xxv) performing such of the foregoing services in relation to the Additional Parties as are not otherwise obtained by such Additional Parties from the Manager, its Affiliates, third parties or such entities’ own personnel.
Without limiting the foregoing, the Manager may perform with respect to the Assets or otherwise on behalf of the Company, the Subsidiaries and any Additional Parties other services not specified above in this Section 2(b) (the “Other Services”) on behalf of the Company, each Subsidiary and any Additional Party with respect to the Assets.
          (c) The Manager may cause the Company or the Subsidiaries to enter into agreements with other parties, including the Manager and its Affiliates, for the purpose of engaging one or more parties for and on behalf, and at the sole cost and expense, of the Company or the relevant Subsidiaries to provide services to the Company or one or more of the Subsidiaries pursuant to agreement(s) with terms which are believed to be then customary for agreements regarding the provision of services of such type or nature; provided that any such agreements entered into with the Manager or its Affiliates shall be (A) on terms believed to be no more favorable in the aggregate to the Manager or such Affiliate than would be obtained from a third party on an arm’s-length basis and (B) to the extent the same do not fall within the provisions of any guidelines adopted by the Board of Directors, approved by the Board of Directors.
          (d) The Manager may retain, for and on behalf, and at the sole cost and expense, of the Company and each Subsidiary, such services of accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, investment banks, financial advisors, banks and other lenders and others as the Manager deems necessary or advisable in connection with the management and operations of the Company and each Subsidiary. Notwithstanding anything contained herein to the contrary, the Manager shall have the right to cause any such services to be rendered by its employees or Affiliates. The Company and each relevant Subsidiary shall pay or reimburse the Manager or its Affiliates performing such services for the cost thereof; provided that such costs and reimbursements are believed to be no greater in the aggregate than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis.
          (e) As frequently as the Manager may deem necessary or advisable, at the reasonable request of the Board of Directors or as may be reasonably requested by the Company and any affected Subsidiary, the Manager shall, at the sole cost and expense of the Company and any affected Subsidiary, prepare, or cause to be prepared, with respect to any Asset, reports and other information with respect to such Asset.
          (f) The Manager shall prepare, or cause to be prepared, at the sole cost and expense of the Company and each Subsidiary, all reports, financial or otherwise (other than financial statements and SEC filings), with respect to the Company and each Subsidiary reasonably required by the Board of Directors in order for the Company and each Subsidiary to comply with its Governing Instruments or any other materials required to be filed with any governmental body or agency, and shall prepare, or cause to be prepared, all materials and data necessary to complete such reports and other materials including, without limitation, an annual audit of the Company’s and the Subsidiaries’ books of account by a nationally recognized independent accounting firm.
          (g) In performing its duties under this Section 2, the Manager shall be entitled to rely reasonably on qualified experts and professionals (including, without limitation, accountants, legal counsel and other professional service providers) hired by the Manager at the sole cost and expense of the Company and the Subsidiaries.
          (h) The Manager will perform such of the foregoing services set forth in Section 2 and the services set forth in Sections 3(a) and 4 below for each Additional Party as such Additional Party shall reasonably request.
          (i) For avoidance of doubt, the Manager will not be required to provide services that would require the Manager to make any certification pursuant to the Sarbanes-Oxley Act of 2002.
     SECTION 3. DEVOTION OF TIME; ADDITIONAL ACTIVITIES.
          (a) The Manager will provide appropriate personnel to provide the services to be provided by the Manager to the Company and each Subsidiary hereunder. Such personnel shall devote such of their time to the management of the Company and such Subsidiaries as the Manager and the Board of Directors reasonably deem necessary and appropriate, commensurate with the level of activity of the Company from time to time.
          (b) The Manager, the Company and each Subsidiary and Additional Party hereby agree and acknowledge, as the case may be, that the Manager and its Affiliates manage, sponsor and invest in other entities (and will continue to do so in the future) and some of the directors and officers of the Company, the Subsidiaries and/or the Additional Parties also serve as directors, officers and employees of these other entities (and/or may do so in the future with respect to these and other entities). The Company, each Subsidiary and each Additional Party acknowledge that this may lead to conflicts of interest and that certain assets and/or business opportunities appropriate for any such Person may also be appropriate for one or more of these other entities and the Manager or one of its Affiliates may decide to make a particular purchase or engage in a particular business opportunity through another entity rather than through the Company or a Subsidiary or Additional Party. The Company, each Subsidiary and each Additional Party acknowledge that the Manager will make asset purchase and sale decisions for the Company, the Subsidiaries and the Additional Parties at the same time as asset purchase and sale decisions are being made for other affiliated entities for which the Manager and its Affiliates provide management or advisory services, which may lead to conflicts of interest. The Manager and its Affiliates may also engage in business opportunities in the future that may compete with the Company, the Subsidiaries and the Additional Parties for business opportunities. The Manager owes no fiduciary duty to the Company’s partners. The Manager and its Affiliates may sponsor, control or manage entities that pursue, or may themselves pursue, the same types of business opportunities as are targeted by the Company, the Subsidiaries and the Additional Parties.

          (c) Notwithstanding anything in Section 3(b) to the contrary, until such time as 50% of the proceeds from the Initial Private Placement (including any proceeds resulting from the exercise of an additional or over allotment option) have been deployed in accordance with the Company’s business plan, the Manager and its Affiliates shall not (i) sponsor or act as collateral manager or servicer for any newly created CDO other than on the Company’s behalf or (ii) form, cause the formation of, sponsor, continue to sponsor or act as investment manager for a Competing Public Company. In addition, at all times the Company and each Subsidiary shall be allocated opportunities in accordance with the Manager’s asset allocation policies and procedures in effect from time to time.
          (d) Subject to Section 3(c) above, nothing herein shall prevent the Manager or any of its Affiliates or any of the officers and employees of any of the foregoing from engaging in other businesses or from rendering services of any kind to any other person or entity, including investment in, or advisory or management or other services to, others investing in, any type of asset, including assets which meet the principal business objectives of the Company, the Subsidiaries and the Additional Parties.
          (e) Managers, members, shareholders, partners, directors, officers, employees and agents of the Manager or Affiliates of the Manager may serve as directors, officers, employees, agents, nominees or signatories for the Company, the Subsidiaries and the Additional Parties, to the extent permitted by their Governing Instruments (to the extent applicable) or by any resolutions duly adopted by the Board of Directors pursuant to the Company’s, the applicable Subsidiary’s or Additional Party’s Governing Instruments. When executing documents or otherwise acting in such capacities for the Company, the Subsidiaries and the Additional Parties, such persons shall use their respective titles in the Company, the Subsidiaries or the Additional Parties, as the case may be.
          (f) For a period of two years following the date of this Agreement, the Manager will waive the senior and subordinated portions of the base management or servicing fees payable to it pursuant to the terms and conditions of the governing agreements of any CDO of which the Company directly or indirectly owns equity interests; provided, however, such waiver shall only apply to the portion of such fees attributable to the equity investment of the Company in such CDO. For the avoidance of doubt as a hypothetical example, if the Company owns 51% of the equity interests of a CDO and the Manager, as manager of such CDO, is entitled to receive $100 in base management and servicing fees, then the Manager shall be entitled to receive management and servicing fees of $49 with respect to such CDO. The Manager will not waive any performance fees of any CDO.
     SECTION 4. AGENCY. The Manager shall act as agent of the Company and the Subsidiaries in acquiring, hedging, financing and disposing of Assets, disbursing and collecting the funds of the Company and the Subsidiaries, paying the debts and fulfilling the obligations of the Company and the Subsidiaries, supervising the performance of professionals engaged by or on behalf of the Company and the Subsidiaries and handling, prosecuting and settling any claims of or against the Company and the Subsidiaries, the Board of Directors, holders of the Company’s partnership interests or the representatives or properties of the Company and the Subsidiaries. The Manager shall act in the same capacity for the Additional Parties to the extent they so determine.

     SECTION 5. BANK ACCOUNTS. At the direction of the Board of Directors, the Manager may establish and maintain one or more bank accounts in the name of the Company, any Subsidiary or any Additional Party (any such account, an “Account”), and may collect and deposit funds into any such Account or Accounts, and disburse funds from any such Account or Accounts, in accordance with the provisions of this Agreement and otherwise under such terms and conditions as the Board of Directors may approve; and the Manager shall from time to time render appropriate accountings of such collections and payments to the Board of Directors and, upon request, to the auditors of the Company or any Subsidiary.
     SECTION 6. RECORDS. The Manager shall maintain appropriate books of accounts and records relating to services performed by it under this Agreement, and such books of account and records shall be accessible for inspection by representatives of the Company, any Subsidiary or any Additional Party at any time during normal business hours upon one (1) business day’s advance written notice. The Manager shall keep confidential any and all information obtained in connection with the services rendered under this Agreement and shall not use or disclose any such information to nonaffiliated third parties who are not bound by confidentiality requirements or agreements except (i) in furtherance, in its good faith judgment, of the business of the Company, any Subsidiary or Additional Party; (ii) in a manner not detrimental, in its good faith judgment, to the interests of the Company and its Subsidiaries and the Additional Parties; (iii) with the consent of the Board of Directors; (iv) in respect of information relating to the tax treatment or tax structure of the Company and/or its Subsidiaries or the tax treatment or tax structure of any transaction entered into by the Company and/or its Subsidiaries or (v) as required by law or to governmental officials having jurisdiction over the Company, any Subsidiary or Additional Party.
     SECTION 7. OBLIGATIONS OF MANAGER; RESTRICTIONS.
          (a) The Manager shall require each seller or transferor of assets to the Company, the Subsidiaries and the Additional Parties to make such representations and warranties regarding such assets as may, in the judgment of the Manager, be necessary and appropriate. In addition, the Manager shall take such other action as it deems necessary or appropriate with regard to the protection of the Assets.
          (b) The Manager shall refrain from any action that, in its good faith judgment (i) would not be in compliance with the Guidelines, (ii) would adversely affect the Company’s or any Subsidiary’s status as an entity intended to be exempted or excluded from registration as an investment company under the Investment Company Act, (iii) would violate any law, rule or regulation of any governmental body or agency having jurisdiction over the Company, any Subsidiary or any Additional Party or (iv) would otherwise not be permitted by the Governing Instruments thereof. If the Manager is ordered to take any such action by the Board of Directors, the Manager shall promptly notify the Board of Directors of the Manager’s judgment, if applicable, that such action would not be in compliance with the Guidelines or would adversely affect such status or violate any such law, rule or regulation or the Governing Instruments. Notwithstanding the foregoing, the Manager shall not be liable to the Company, any Subsidiary or any Additional Party or any of their security holders for any act or omission by the Manager, its directors, officers, members, employees or agents except as provided in Section 11 of this

Agreement and the Manager’s directors, officers, members, employees, agents and Affiliates shall not be liable for any such act or omission.
          (c) Unless approved by the Board of Directors, the Manager shall not (i) consummate any transaction which would involve the acquisition by the Company, any Subsidiary or any Additional Party of an asset in which the Manager or any Affiliate thereof has an ownership interest or the sale by the Company, any Subsidiary or any Additional Party of an Asset to the Manager or any Affiliate thereof, (ii) consummate any transaction that would involve the acquisition by one or more other client accounts of the Manager of all or a majority of any class of fixed income securities issued by any such Subsidiary, (iii) consummate any transaction that would involve the acquisition by the Company or any Subsidiary of any securities issued by a securitization vehicle in which the Manager or its Affiliates or one or more other clients of the Manager also hold securities, unless such securities are of the same class and are acquired at the same time as by such other client accounts, or (iv) under circumstances where the Manager or such Affiliate is subject to an actual or potential conflict of interest in the reasonable judgment of the Manager, take any action constituting the granting to the Manager or such Affiliate of a waiver, forbearance or other relief under or with respect to the applicable contract. For purposes of this Section 7(c), no Person to whom the Manager or any of its Affiliates provides any services shall be considered an Affiliate with the Manager or any of its Affiliates unless the Manager and/or its Affiliates own a majority of the equity interests of such other Person.
          (d) The Manager shall at all times during the term of this Agreement maintain “errors and omissions” insurance coverage in an amount believed by it to be reasonable in the context of the services being provided by it hereunder.
          (e) The Manager shall cause the Company to comply with the various requirements for the Company’s qualification to be taxed as a partnership for U.S. federal income tax purposes, and not as an association or a publicly traded partnership taxable as a corporation, including compliance with the 90% gross income requirement set forth in Section 7704(c) of the Code. Except with the prior approval by the Board of the Directors, the Manager shall refrain from any action that in its good faith judgment would (A) cause the Company to be engaged (or deemed to be engaged) in a trade or business in the United States for U.S. Federal income tax purposes within the meaning of Section 864(b) of the Code or (B) except in respect of short-term financing and acquisition indebtedness, cause the Company to recognize any income that would be “unrelated business taxable income” within the meaning of Section 512 of the Code.
     SECTION 8. COMPENSATION.
     (a) Base Management Fee:
     (i) The Manager shall be entitled to a base management fee quarterly in arrears in an amount equal to 0.375% multiplied by the Company’s Equity computed in respect of such Fiscal Quarter.

     (ii) Each Subsidiary and each Additional Party shall pay that portion of the base management fee provided for in clause (i) above equal to the total amount of such fee multiplied by a fraction the numerator of which is the amount of Equity of the Company computed in respect of such Fiscal Quarter attributable to the Company’s investment in and the Company’s share of the losses or earnings of such Subsidiary or such Additional Party (each calculated in accordance with GAAP) and the denominator of which is the aggregate amount of Equity of the Company computed in respect of such Fiscal Quarter.
     (iii) The Company shall pay that portion of the base management fee provided for in clause (i) above equal to the excess of the amount provided for in clause (i) above over the amount paid by the Subsidiaries and Additional Parties pursuant to clause (ii) above.
     (iv) The Company may act as agent of one or more Subsidiaries and Additional Parties in paying the liabilities and fulfilling the obligations of such Subsidiaries and Additional Parties under this Section 8. Any payment made by the Company pursuant to this Section 8 is made solely in its capacity as agent for the Subsidiary or Additional Party, as applicable.
     (v) The Manager will compute the base management fee within 30 days after the end of each Fiscal Quarter, and the Company, the Subsidiaries and the Additional Parties will each pay, subject to Section 8(d), its own portion of the base management fee with respect to each Fiscal Quarter within 20 business days following the delivery to it and the Board of Directors of the Manager’s written statement setting forth the base management fee and its portion thereof for such Fiscal Quarter.
     (vi) If the Company does not file with the SEC a registration statement seeking to register the resale of the Common Partnership Units of the Company sold in the Initial Private Placement within 270 days after the closing of the Initial Private Placement, the Manager shall forfeit its base management fee in respect of the period from and after that date until such registration statement is filed with the SEC.
     (b) Incentive Allocation:
     (i) An Affiliate of the Manager will be entitled to receive a quarterly incentive allocation from the Company pursuant to the Company’s Partnership Agreement in an amount equal to (A) 25% of the dollar amount by which the Company’s GAAP Net Income, before accounting for the incentive allocation, per weighted average Partnership Unit for such quarter, exceeds an amount equal to the product of (I) the weighted average of the price per Partnership Unit for all issuances of Partnership Units, after deducting any underwriting discounts and commissions and other costs and expenses relating to such issuances, multiplied by (II) 0.50% plus one-fourth of Three-month U.S. Dollar LIBOR for such quarter, multiplied by (B) the weighted average number of Partnership Units outstanding during such quarter.

     (ii) The foregoing calculation of incentive compensation will be adjusted to exclude special one-time events pursuant to changes in GAAP, as well as non-cash charges (including, but not limited to, incentive compensation expenses, net amortization/accretion on premiums/discounts and unrealized gains or losses), after discussion between the Manager and the Board of Directors. The incentive compensation calculation and allocation will be made quarterly in arrears.
          (c) Notwithstanding anything in this Agreement to the contrary, if this Agreement is terminated at any time other than at the end of a Fiscal Quarter, each of the base management fee and incentive allocation will be prorated in respect of the Fiscal Quarter in which this Agreement is terminated. Such prorated amount shall be based on the number of days that this Agreement was in effect during the Fiscal Quarter during which this Agreement was terminated.
          (d) The Board of Directors shall review the Manager’s written statements setting forth the base management fee as provided under Section 8(a)(v). If, at any time within 20 business days following the delivery to the Board of Directors of such written statements, the Board of Directors provides written notice (the “Objection Notice”) that they dispute in good faith the amount of the base management fee and such dispute cannot be resolved between the Board of Directors and the Manager within 10 days (the “Resolution Period”) after the Board of Directors provides such Objection Notice to the Manager, then either party may refer the dispute to an independent person agreed upon by the parties for mediation or determination.
          (e) Nothing contained in this Section 8 shall be interpreted so as to preclude the Manager and its Affiliates from receiving any base, incentive, back-end or other fee pursuant to any agreement entered into in accordance with Section 2(c) or 2(d) or otherwise.
     SECTION 9. EXPENSES OF THE COMPANY AND SUBSIDIARIES.
          (a) The Company, the Subsidiaries and/or the Additional Parties, as applicable, shall pay all of the expenses of the Company, the Subsidiaries and the Additional Parties and shall reimburse the Manager for documented expenses of any of the foregoing, including any incurred by the Manager or any of its Affiliates on behalf of any of the foregoing (collectively, the “Expenses”). Expenses include all costs and expenses which are expressly designated elsewhere in this Agreement as being payable by any of the Company, the Subsidiaries and/or the Additional Parties, together with the following:
     (i) all costs and expenses relating to their business, operations and Assets, such as brokerage commissions, custodial fees, bank service fees and expenses related to any actual or proposed acquisition of assets that is not paid by any other Person;
     (ii) expenses of their directors and officers and meetings thereof and the compensation of such Persons;
     (iii) fees and expenses paid by the Manager and its Affiliates in connection with the provision of back office operations;

     (iv) the costs associated with the establishment of any credit facilities and other indebtedness of the Company, the Subsidiaries and the Additional Parties (including commitment fees, legal fees, closing costs, and other costs);
     (v) interest on credit facilities or other indebtedness;
     (vi) expenses (including reasonable travel and lodging expenses) associated with or incurred in connection with the purchase, offering and sale of securities by them;
     (vii) expenses relating to any office or office facilities separate from the office or offices of the Manager and its Affiliates;
     (viii) all insurance costs incurred in connection with the operation of their businesses, as well as the costs of insurance for their directors and officers and for any errors and omissions insurance;
     (ix) the costs of preparing, printing, delivering and filing any notices, proxy materials, reports and filings to any Person, and other expenses connected with communications to such Persons and other bookkeeping and clerical work necessary in maintaining relations with such Persons and in complying with reporting and other requirements of governmental bodies and agencies, and all other costs of maintaining compliance with applicable federal, state, local and foreign laws, rules and regulations or the rules and regulations of any applicable regulatory agency;
     (x) reasonable travel and other out-of-pocket expenses incurred by officers, employees and agents of the Manager and its Affiliates in connection with the purchase, financing, hedging, refinancing, sale or other disposition of Assets and proposed Assets and otherwise in connection with the business and operations of the Company, the Subsidiaries and any Additional Parties;
     (xi) hedging expenses;
     (xii) legal expenses;
     (xiii) professional fees (including, without limitation, expenses of consultants and experts) relating to Assets and proposed Assets and otherwise in connection with the business and operations of the Company, the Subsidiaries and any Additional Parties;
     (xiv) internal and external accounting expenses (including costs associated with any computer software or hardware used by them);
     (xv) other accounting, auditing and tax preparation expenses;
     (xvi) costs and expenses of rendering financial assistance to or arranging for financing for any Assets;
     (xvii) entity-level taxes;

     (xviii) tax-related and other litigation expenses, including attorneys fees;
     (xix) all licensing fees;
     (xx) expenses of any registrar, custodian and transfer agent;
     (xxi) expenses of listing any securities of the Company on any securities exchange;
     (xxii) organizational expenses;
     (xxiii) administrative fees and expenses related to third party asset valuation services;
     (xxiv) costs and expenses incurred in contracting with third parties, including the Manager and its Affiliates;
     (xxv) other expense categories approved by the Board of Directors;
     (xxvi) any winding-up costs, in the event of dissolution;
     (xxvii) extraordinary expenses other than those the Manager has specifically agreed herein to pay; and
     (xxviii) all other expenses actually incurred by the Manager and its Affiliates which relate to the business, operations or assets of the Company, the Subsidiaries or any Additional Parties, or that are otherwise reasonably necessary for the performance by the Manager of its functions, duties and obligations under this Agreement.
          (b) The Company acknowledges and agrees that the Manager and its Affiliates may perform accounting, operating and other administrative services on behalf of the Company, the Subsidiaries and the Additional Parties internally. To the extent that such services are provided to them by the Manager and its Affiliates, they shall bear a fair and reasonable proportion of the allocable portion of costs and expenses of the Manager and its Affiliates that are directly attributable to the salaries, bonuses and fringe benefits payable to employees of the Manager and Affiliates of the Manager performing such services and to information systems, software and hardware utilized by the Company, the Subsidiaries and the Additional Parties in connection with accounting and operating services.
          (c) The provisions of this Section 9 shall survive the expiration or earlier termination of this Agreement to the extent such expenses have previously been incurred or are incurred in connection with such expiration or termination.
     SECTION 10. CALCULATIONS OF EXPENSES. The Manager shall prepare a statement documenting any reimbursable Expenses incurred by the Manager and its Affiliates during each calendar quarter, and shall deliver such statement to the Company within thirty (30) days after the end of each such quarter. Expenses incurred by the Manager and its Affiliates shall be reimbursed quarterly to the Manager on the earlier of the first business day of the month immediately following the date of delivery of such statement and 10 business days following the date of delivery of such statement. The provisions of this Section 10 shall survive the expiration or earlier termination of this Agreement.
     SECTION 11. LIMITS OF MANAGER RESPONSIBILITY; INDEMNIFICATION.
          (a) The Manager assumes no responsibility under this Agreement other than to render the services called for under this Agreement in good faith and shall not be responsible for any action of the Board of Directors or similar governing body or authority of the Company, any Subsidiary or Additional Party in following or declining to follow any advice or recommendations of the Manager. The Manager assumes no responsibility for the actions of officers of the Company, the Subsidiaries or the Additional Parties who are not employees of the Manager or its Affiliates. The Manager and its Affiliates will not be liable to the Company, any Subsidiary, any Additional Party or any Equity Holder for any acts or omissions by the Manager or any of its Affiliates or their respective directors, officers, employees, partners, members, shareholders, advisors, agents and/or representatives relating to or arising out of the provision of services by the Manager and its Affiliates, or on behalf of the Manager and its Affiliates, under this Agreement, except for by reason of acts or omissions constituting fraud, willful misconduct or gross negligence. The respective directors, officers, employees, partners, members, shareholders, advisors, agents and/or representatives will not be liable for any of the foregoing. The Company, the Subsidiaries and the Additional Parties shall, to the full extent lawful, reimburse, indemnify and hold the Manager and any of its Affiliates and their respective directors, officers, employees, partners, members, shareholders, advisors, agents and/or representatives (each, an “Indemnified Party”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) relating to or arising out of the provision of services by the Manager and its Affiliates, or on behalf of the Manager and its Affiliates, under this Agreement, except for, by reason of acts or omissions constituting such Indemnified Party’s fraud, willful misconduct or gross negligence.
          (b) The Manager may, in the performance of its duties under this Agreement, consult with legal counsel, accountants and other advisors, and any act or omission by the Manager on behalf of the Company, any Subsidiary or any Additional Party in furtherance of the interests thereof in good faith in reliance upon, and in accordance with, the advice of such legal counsel, accountants or other advisors will be full justification for any such act or omission, and the Manager will be fully protected for such acts and omissions; provided that such legal counsel, accountants or other advisors were selected with reasonable care.
          (c) The Manager shall, to the full extent lawful, reimburse, indemnify and hold the Company, its directors, officers and employees and each other Person, if any, controlling the Company (each, a “Company Indemnified Party”), harmless of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including attorneys’ fees) relating to or arising out of acts or omissions constituting the Manager’s fraud, willful misconduct or gross negligence.
     SECTION 12. NO JOINT VENTURE. Nothing in this Agreement shall be construed to make the Company, any Subsidiary or any Additional Party, on the one hand, and the Manager and/or any of its Affiliates, on the other hand, partners or joint ventures or impose any liability as such on either of them.
     SECTION 13. TERM; TERMINATION.
          (a) Unless this Agreement is otherwise terminated in accordance with its terms, this Agreement shall be in effect until June 12, 2010 (the “Initial Term”) and shall be automatically renewed for a one-year term each anniversary date thereafter (a “Renewal Term”) unless two-thirds of the holders of the outstanding Common Partnership Units have determined by resolution that (i) there has been unsatisfactory performance by the Manager that is materially detrimental to the Company, any Subsidiary or any Additional Party, in which case this Agreement shall terminate as to such entity and not as to any other entity or (ii) the compensation payable to the Manager hereunder is unfair; provided that the Company, the Subsidiaries and the Additional Parties shall not have the right to terminate this Agreement under this clause (ii) if the Manager agrees to continue to provide the services under this Agreement at a fee that the Board of Directors determines to be fair pursuant to the procedure set forth below. The Partnership Agreement shall provide that the incentive allocation provisions thereof shall terminate to the same extent and at the same time as this Agreement is terminated in accordance with the terms hereof. If the Company elects not to renew this Agreement at the expiration of the Initial Term or any such one-year extension term for either of the reasons set forth above, the Company shall deliver to the Manager prior written notice (the “Termination Notice”) of the Company’s intention not to renew this Agreement based upon the terms set forth in this Section 13(a), and stating the reason therefor, not less than 180 days prior to the expiration of the then existing term. If the Company so elects not to renew this Agreement, the Manager shall cease to provide services under this Agreement on the last day of the term hereof and this Agreement shall terminate on such date (the “Effective Termination Date”). In the event that such Termination Notice is given in connection with a determination under clause (ii) above, the Manager shall have the right to renegotiate such compensation by delivering to the Company, no fewer than 45 days prior to the Effective Termination Date, written notice (any such notice, a “Notice of Proposal to Negotiate”) of its intention to renegotiate its compensation under this Agreement. Thereupon, the Company and the Manager shall endeavor to negotiate in good faith the revised compensation payable to the Manager under this Agreement. Provided that the Manager and the Board of Directors agree to the terms of the revised compensation to be payable to the Manager within 45 days following the receipt of the Notice of Proposal to Negotiate, the Termination Notice shall be deemed of no force and effect and this Agreement shall continue in full force and effect on the terms stated in this Agreement, except that the compensation payable to the Manager hereunder shall be the revised compensation then agreed upon by the parties to this Agreement. If the Company and the Manager are unable to agree to the terms of the revised compensation to be payable to the Manager during such 45 day period, this Agreement shall terminate, such termination to be effective on the Effective Termination Date originally set forth in the Termination Notice.
          (b) In recognition of the level of the upfront effort required by the Manager to structure and acquire the portfolio for any CDO and the commitment of resources by the Manager, in the event that this Agreement is terminated in accordance with the provisions of Section 13(a) or 15(b) of this Agreement, the Company shall pay to the Manager, on the date on which such termination is effective, a termination fee (the “Termination Fee”) equal to the amount of four times the sum of the average annual Base Management Fee and the average annual Incentive Compensation earned by the Manager under the Partnership Agreement during the two 12-month periods immediately preceding the date of such termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. The obligation of the Company to pay the Termination Fee shall survive the termination of this Agreement.
          (c) No later than 180 days prior to the anniversary date of this Agreement of any year during the Initial Term or Renewal Term, the Manager may deliver written notice to the Company informing it of the Manager’s intention to decline to renew this Agreement, whereupon this Agreement shall not be renewed and extended and this Agreement shall terminate effective on the anniversary date of this Agreement next following the delivery of such notice.
          (d) If this Agreement is terminated pursuant to this Section 13, such termination shall be without any further liability or obligation of either party to the others, except as provided in Section 9, Section 10, Section 11, Section 13(b) and Section 16 of this Agreement.
          (e) If this Agreement is terminated under circumstances under which the Company is obligated to pay a Termination Fee to the Manager pursuant to this Section 13, the Company shall repurchase, concurrently with such termination, all of the Special Units outstanding at the date of such termination for the amount specified in the Partnership Agreement.
          (f) If this Agreement is terminated under circumstances under which the Company is not obligated to pay a Termination Fee to the Manager pursuant to this Section 13, the Company shall have an option to repurchase all of the Special Units outstanding on the date of such termination for the amount specified in the Partnership Agreement.
     SECTION 14. ASSIGNMENT.
          (a) Except as set forth in Section 14(b) of this Agreement, this Agreement shall terminate automatically in the event of its assignment (as such term is used in the Investment Company Act and the rules thereunder), in whole or in part, by the Manager, unless such assignment is consented to by the Company by action of the Board of Directors, which consent may not be unreasonably withheld but may be conditioned on parallel assignment or amendment of the incentive allocation provisions of the Partnership Agreement. Any assignment pursuant to the preceding sentence shall bind the assignee under this Agreement in the same manner as the Manager is bound. In addition, the assignee shall execute and deliver to the Company a counterpart of this Agreement naming such assignee as a Manager. This Agreement shall not be assigned by the Company, any Subsidiary or any Additional Party without the prior written consent of the Manager, which it may withhold in its sole discretion.
          (b) Notwithstanding any provision of this Agreement, the Manager may subcontract any or all of its responsibilities under this Agreement to any of its Affiliates in accordance with the terms of this Agreement applicable to any such subcontract, and the Company, the Subsidiaries and the Additional Parties hereby consent to any such subcontracting;

provided that the Manager shall be liable for the acts and omissions of its Affiliated subcontractors to the same extent that the Manager would be liable hereunder if it performed such service; provided, further, that the Manager shall not be liable for the acts and omissions of any other subcontractor approved by the Board of Directors or otherwise selected by it with reasonable care. Each subcontractor providing services under any such delegation of duties shall be indemnified and reimbursed by the Company, the Subsidiaries and the Additional Parties to the same extent as an Indemnified Party would be indemnified pursuant to Section 11 of this Agreement. In addition, provided that the Manager provides prior written notice to the Company, the Subsidiaries and the Additional Parties for informational purposes only, nothing contained in this Agreement shall preclude any pledge, hypothecation or other transfer of any amounts payable to the Manager under this Agreement.
          (c) Notwithstanding any provision of this Agreement, any assignee or successor to the Manager’s rights and obligations under this Agreement or any person to whom the Manager subcontracts any or all of its obligation shall be bound by the Manager’s obligation to cause the Company to comply with the various requirements for the Company’s qualification to be taxed as a partnership for U.S. federal income tax purposes, and not as an association or a publicly traded partnership taxable as a corporation, including compliance with the 90% gross income requirement set forth in Section 7704(c) of the Code.
     SECTION 15. TERMINATION FOR CAUSE.
          (a) The Company, acting on behalf of itself and its Subsidiaries and the Additional Parties, may terminate this Agreement effective upon sixty (60) days prior written notice of termination to the Manager, without payment of any Termination Fee, in the event of (i) any act of fraud, misappropriation of funds or embezzlement by the Manager, in each case against the Company or any Subsidiary, (ii) any willful misconduct, bad faith or gross negligence on the part of the Manager in connection with its duties under this Agreement, (iii) any material breach of any provision of this Agreement by the Manager if such breach continues for a period of sixty (60) days after written notice thereof specifying such breach and requesting that the same be remedied in such 60-day period, provided, that, the Manager shall have an extra 60 days to cure such breach, if, at the end of the original 60 day-period it is seeking in good faith to cure such breach, (iv) a commencement of any proceeding relating to the Manager’s bankruptcy or insolvency, (v) a Change of Control of the Manager or (vi) a dissolution of the Manager while it is a Manager. The Manager agrees that if any of the events specified above occur, it will give prompt written notice thereof to the Board of Directors following the occurrence of such event. Any termination right must be exercised in writing not later than 15 days after any notice by the Manager pursuant to the preceding sentence.
          (b) The Manager may terminate this Agreement effective upon sixty (60) days prior written notice of termination to the Company in the event that the Company, any Subsidiary or any Additional Party shall default in the performance or observance of any material term, condition or covenant contained in this Agreement and such default shall continue for a period of thirty (30) days after written notice thereof specifying such default and requesting that the same be remedied in such thirty (30) day period.

     SECTION 16. ACTION UPON TERMINATION.
          (a) From and after the effective date of termination of this Agreement, pursuant to Sections 13 or 15 of this Agreement, the Manager shall not be entitled to compensation for further services under this Agreement, but shall be paid all compensation accruing to the date of termination and, if terminated pursuant to Section 13(a) or Section 15(b), the applicable Termination Fee. To the extent not otherwise reflected in the books and records of the Company, upon such termination, the Manager shall forthwith deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors with respect to the Company, a Subsidiary or an Additional Party.
     SECTION 17. NO MONEY OR OTHER PROPERTY HELD. The Manager agrees that it shall not hold in its own name any money or other property of the Company or any Subsidiary.
     SECTION 18. REPRESENTATIONS AND WARRANTIES.
          (a) The Company, each Subsidiary and each Additional Party hereby represents and warrants to the Manager as follows:
     (i) It is duly organized, validly existing and in good standing under the laws of the state of its jurisdiction, has the corporate, partnership or limited liability company power to own its assets and to transact the business in which it is now engaged and is duly qualified as a foreign corporation, partnership or limited liability company and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on its business, operations, assets or financial condition.
     (ii) It has the corporate, partnership or limited liability company power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitation, its shareholders, members, partners or creditors, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by it in connection with this Agreement or the execution, delivery or performance of this Agreement and all obligations required hereunder. This Agreement has been executed and delivered by a duly authorized officer, and this Agreement constitutes the valid and binding obligation enforceable against it in accordance with its terms.
     (iii) The execution, delivery and performance of this Agreement will not violate any provision of (A) any existing law or regulation binding on it, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on it, (B) the charter or bylaws of, or any securities issued by, it or (C) any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which it is a party or by which it or any of its assets may be bound, the violation of which would, in the case of clause (C) only, have a material adverse effect on its business, operations, assets or financial condition, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.
          (b) The Manager hereby represents and warrants to the Company, each Subsidiary and each Additional Party as follows:
     (i) the Manager is duly organized, validly existing and in good standing under the laws of the State or Delaware, has the limited liability company power to own its assets and to transact the business in which it is now engaged and is duly qualified to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failures to be so qualified, authorized or licensed that could not in the aggregate have a material adverse effect on the business operations, assets or financial condition of the Manager and its subsidiaries, taken as a whole.
     (ii) The Manager has the limited liability company power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary limited liability company action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitation, members or creditors of the Manager, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by the Manager in connection with this Agreement or the execution, delivery or performance of this Agreement and all obligations required hereunder. This Agreement has been executed and delivered by a duly authorized agent of the Manager, and this Agreement constitutes the valid and binding obligation of the Manager enforceable against the Manager in accordance with its terms.
     (iii) The execution, delivery and performance of this Agreement will not violate any provision of (A) any existing law or regulation binding on the Manager, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on the Manager, (B) the limited liability company agreement of, or any securities issued by, the Manager or (C) any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Manager or any of its Affiliates is a party or by which the Manager or any of its Affiliates or any of their respective assets may be bound, the violation of which would, in the case of clause (C) only, have a material adverse effect on the business, operations, assets or financial condition of the Manager and its Affiliates, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

     SECTION 19. NOTICES. Unless expressly provided otherwise in this Agreement, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of (i) personal delivery, (ii) delivery by reputable overnight courier, (iii) delivery by facsimile transmission with telephonic confirmation or (iv) delivery by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:
          (a) If to the Company, any Subsidiary or any Additional Party:
Tiptree Financial Partners, L.P.
767 Third Avenue, 11th Floor
New York, New York 10017
Attention: Chief Financial Officer
          (b) If to the Manager:
Tricadia Capital Management, LLC
767 Third Avenue, 11th Floor
New York, New York 10017
Attention: Chief Financial Officer
               , in each case, with a copy to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Michael R. Littenberg, Esq.
     Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 19 for the giving of notice.
     SECTION 20. BINDING NATURE OF AGREEMENT: SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns as provided in this Agreement.
     SECTION 21. ENTIRE AGREEMENT. This Agreement and the Partnership Agreement contain the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter of this Agreement. The express terms of this Agreement control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms of this Agreement or the Partnership Agreement. This Agreement may not be modified or amended other than by an agreement in writing signed by the parties hereto.

     SECTION 22. GOVERNING LAW.
          (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          (b) Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall only be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.
     SECTION 23. NO WAIVER; CUMULATIVE REMEDIES. Except as set forth in Section 15(a), no failure to exercise and no delay in exercising, on the part of any party hereto, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision hereto shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
     SECTION 24. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed part of this Agreement.
     SECTION 25. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. Any Subsidiary or Additional Party may become a party to this Agreement after the date hereof by executing a counterpart signature page substantially in the form attached hereto.
     SECTION 26. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     SECTION 27. GENDER. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.
[Signature Page Follows.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TIPTREE FINANCIAL PARTNERS, L.P.
By:	/s/ Geoffrey Kauffman
	Name:	Geoffrey Kauffman
	Title:	Chief Operating Officer

TRICADIA CAPITAL MANAGEMENT, LLC
By:	/s/ Julia Wyatt
	Name:	Julia Wyatt
	Title:	Chief Financial Officer

FORM OF SIGNATURE PAGE FOR SUBSIDIARIES AND
ADDITIONAL PARTIES SIGNING AFTER JUNE 12, 2007
          The undersigned, desiring to become one of the within named [Subsidiaries] [Additional Parties], hereby becomes a party to the Management Agreement by and among Tiptree Financial Partners, L.P., the Subsidiaries and Additional Parties named therein and Tricadia Capital Management, LLC, dated as of June 12, 2007. As of the date of this signature page, the undersigned shall be deemed to have made the representations and warranties set forth in Section 18(a). The undersigned agrees that this signature page may be attached to any counterpart of said Management Agreement.

TIPTREE CDO HOLDING COMPANY, LLC:
By:	/s/ Geoffrey Kauffman
	Name:	Geoffrey Kauffman
	Title:	C.O.O. Date: 6/11/2007

Address of Subsidiary:

C/o: Tiptree Financial Partners, L.P
767 Third Avenue, 11th Floor New York, New York 10017 Attention: Chief Financial Officer

Annex 1
List of Subsidiaries of the Company entering into the Management Agreement
Tiptree CDO Holding Company, LLC

Annex 2
List of Additional Parties